UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                  Check the appropriate box:

            | |   Preliminary Information Statement

            |_|   Confidential, for use of the Commission Only
                  (as permitted by Rule 14a-6(e) (2))

            |X|   Definitive Information Statement

                         Key Command International Corp.
             -------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Rules 14c-5(g) and 0-11

      (1)   Title of each class of securities to which transaction applies:
            _____________

      (2)   Aggregate number of securities to which transaction applies:
            _____________

      (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            _____________

      (4)   Proposed maximum aggregate value of transaction: _________________

      (5)   Total fee paid: ________________________________________________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid: $______________________

      (2)   Form, Schedule or Registration Statement No.: __________________

      (3)   Filing Party: ________________________

      (4)   Date Filed: __________________________

                         KEY COMMAND INTERNATIONAL CORP.
                       c/o Vertical Capital Partners, Inc.
                          488 Madison Avenue, 8th Floor
                               New York, NY 10022

                                -----------------
                              INFORMATION STATEMENT
                                -----------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         On May 19, 2005, the Board of Directors of Key Command International Corp. (the "Company") unanimously approved: (a) the merger of Command International Group, Inc. ("CIGI"), a wholly-owned Delaware subsidiary, with and, into the Company as set forth in EXHIBIT A attached hereto, and (b) a spin-off for the Company to distribute all of the outstanding shares of Command Internet Corp. ("CIC"), a wholly-owned Delaware subsidiary, to the Company's current Common and Preferred Stockholders. Upon the completion of the aforesaid two transactions, the Company will not have any subsidiaries nor any operating company. These transactions are required steps in the proposed merger of the Company with a target company ("Target") and will occur only if the proposed merger is completed. In the proposed Target merger transaction, Target shareholders will receive 28,688,000 shares of the Company's Common Stock and the Company's shareholders will retain 2,608,000 shares of Common Stock on an as converted basis. The transaction will be financed by a $7,000,000 revolving credit facility and a $3,000,000 term note which are expected to close simultaneously with the transaction.

         Although the Company has executed a non-binding term sheet with Target, it expects to enter into a binding definitive agreement and/or complete the Target transaction prior to the Effective Date (defined below) of this Information Statement. Upon the occurrence of such events the Company will provide additional information to its shareholders.

           On May 26, 2005, CIC effected a charter amendment which increased the amount of its total authorized shares of Common Stock from 1,500 to 10,000,000 shares. The Company has 1,004,960 shares of Common Stock outstanding and 20,000 shares of Series A Preferred Stock convertible into 4,240,000 shares of Common Stock upon the completion of a business combination as defined under the Delaware General Corporation Law including the Target merger transaction. The shares of CIC will be distributed to the Company's Common Stockholders and Preferred Stockholders on a one-for-one as converted basis.

         THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL PURPOSES TO NOTIFY THE COMPANY'S STOCKHOLDERS OF THE ANTICIPATED SPIN-OFF OF CIC AND THE MERGER OF CIGI INTO THE COMPANY. THE PROPOSED SPIN-OFF AND MERGER WILL NOT TAKE EFFECT (THE "EFFECTIVE DATE") UNTIL TWENTY (20) DAYS AFTER THIS INFORMATION STATEMENT IS MAILED TO OUR STOCKHOLDERS.

         Delaware law permits stockholder action to be taken without a meeting if consent in writing is received from a majority of all stockholders who would be entitled to vote upon the action if such meeting were held. Delaware law then requires prompt notice to those stockholders who did not consent in writing. By written actions taken as of May 26, 2005, the Company's principal stockholders, who collectively own approximately 81% of the outstanding shares of the Company's Common Stock consented to the foregoing corporate actions as well as to the execution and filing of all necessary documentation to evidence and effectuate the transactions. The Company had 1,004,960 shares of Common Stock outstanding as of May 20, 2005. Each share of Common Stock has one vote. This Information Statement is provided to the stockholders of record as of May 20, 2005.

            The date of this Information Statement is June 14, 2005.

DISSENTERS' RIGHT OF APPRAISAL

Not Applicable.

PERSONS MAKING THE SOLICITATION

         The enclosed information statement is distributed by the Board of Directors of the Company. The cost of distribution will be borne by the Company. In addition to the distribution by mail, officers and employees of the Company may distribute it in person.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Not Applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information known to us with respect to the beneficial ownership of 1,004,960 shares of our common stock, the only voting securities outstanding, as of May 20, 2005 by:

      o Each person known by us to beneficially own 5% or more of our common stock,

      o     Each of our executive officers and directors, and

      o     All of our executive officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

         Except as otherwise indicated in the notes to the following table,

      o We believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and

      o The address for each beneficial owner listed in the table, except where otherwise noted, is at Key Command International Corp., c/o Vertical Capital Partners, Inc., 488 Madison Avenue, 8th Floor, New York, NY 10022.

                                        AMOUNT AND NATURE OF   PERCENTAGE OF SHARES
NAME OF SHAREHOLDER                     BENEFICIAL OWNERSHIP    BENEFICIALLY OWNED
-------------------------------------   --------------------   --------------------
Allied International Fund, Inc.              370,573 (3)               36.9%
488 Madison Avenue, 8th Floor
New York, NY 10022

Global Asset Management LLC (1)              390,625 (4)               38.9%
488 Madison Avenue, 8th Floor
New York, NY 10022

Frank Cantatore                               52,084                    5.2%

Command International Group, Inc. (2)         48,545                    4.8%

Gary Schonwald, Esq.                          52,084                    5.2%
800 Third Avenue, 21st Floor
New York, NY 10022

All executive officers and directors as      442,709                   44.1%
a group (2 persons)

----------
(1) Robert Fallah, Chief Executive Officer of the Company, is Manager and owns 100% of the equity interest in Global Asset Management, LLC.

(2) This entity is a holding company comprised of various shareholders, including members of management. The shares held by this entity will be distributed to the beneficial owners prior to the merger of CIGI with the Company as set forth in Exhibit A.

(3) Does not include 942,870 Shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock issued in February 2005 and convertible upon completion of a business combination. Upon conversion, this shareholder would beneficially own 25% of the outstanding Common Stock.

(4) Does not include 902,130 Shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock issued in February 2005 and convertible upon completion of a business combination. Upon conversion, this shareholder would beneficially own 24.6% of the outstanding Common Stock.


  INFORMATION CONCERNING COMMAND INTERNET CORP., A NON-REPORTING WHOLLY-OWNED
                           SUBSIDIARY OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below are the names of all the directors and executive officers of the Company and of CIC along with certain information relating to the business experience of each of the listed directors and officers.

Name                    Age            Position
----                    ---            --------
Robert Fallah           44             Chief Executive Officer and
                                       Chairman of the Board of Directors
Frank Cantatore         44             Secretary and Director

         ROBERT FALLAH. Mr. Fallah has been Chief Executive Officer and Chairman of the Board of Directors of the Company and of CIC since April 26, 2003. In June 2002, Mr. Fallah co-founded CIGI and has since served as its Chief Executive Officer and Chairman of the Board. Mr. Fallah also co-founded CIC in May 2002 and has since served as its Chief Executive Officer and Chairman of the Board. In 1997, Mr. Fallah founded Spiderfuel, Inc. (formerly know as PlanetWebcom.com and Global Internet), a provider of web-based software and implementation services, and acted as Chief Executive Officer and Chairman of the Board until its assets were acquired by CIC in May 2002. From 1998 to September 1999, Mr. Fallah served as Chief Executive Officer of Silicon Island Equities, a venture capital and merchant banking firm. From 1987 to 1994, Mr. Fallah served as Chief Executive Officer of Robert Todd Financial Corp. ("RTFC"), an investment banking firm which specialized in providing private and public financing for small and mid-sized companies. In 1983, Mr. Fallah co-founded Life Group, Inc., an investment banking and financial consulting firm which went public in 1985. Mr. Fallah served as Executive Vice President and a director of Life Group, Inc. from 1983 to 1987.

         FRANK CANTATORE. Mr. Cantatore has been Secretary and a director of the Company and of CIC since April 26, 2003. Since 1988, Mr. Cantatore has served as President of Corato Construction Corp., a construction company which he founded, which primarily builds single family homes as well as small developments and commercial fit outs. Since November 2002, Mr. Cantatore has also served as Secretary of Fairway Modular Homes, Inc., a manufacturer of residential and commercial modular structures, which recently was awarded top producer in New York State from Penn Lyon Homes for selling (in dollar volume) the most modular homes and has also ranked twice among the 500 fastest growing privately-held companies by INC Magazine. From 1988 to 1993, Mr. Cantatore served on the Planning Board for the City of White Plains, New York, two years of which he was Vice Chairman. Since 2000, Mr. Cantatore has served as Chairman of the White Plains Republican City Committee. Mr. Cantatore has a B.S. from Mercy College.

         There are no family relationships among any of the directors or executive officer of the Company.

         The Company does not have an audit committee of the Company's Board of Directors. There are two members on the Board of Directors of the Company and of CIC, one of whom, Frank Cantatore, is independent. The Board of Directors of the Company functions as the Company's audit committee. No member of the Board of Directors qualifies as an "audit committee financial expert" as such term is defined by the SEC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

None.

INDEPENDENT ACCOUNTANTS

Not Applicable.

COMPENSATION PLANS

None.

EMPLOYMENT AGREEMENTS

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

Not Applicable.

MODIFICATION OR EXCHANGE OF SECURITIES

Not Applicable.

FINANCIAL AND OTHER INFORMATION

         The Company's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2004 and the Company's Quarterly Report on Form 10-QSB, for the quarterly period ended March 31, 2005, including the financial statements and exhibits thereto, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request addressed to KEY COMMAND INTERNATIONAL CORP., c/o Vertical Capital Partners, Inc., 488 Madison Avenue, 8th Floor, New York, NY 10022. The unaudited financial statements of CIC are attached hereto as EXHIBIT B.

                                                        By order of the
                                                        Board of Directors


                                                        /s/ Robert Fallah
                                                        ------------------------
                                                        Robert Fallah, Secretary

New York, New York
June 14, 2005

                                                                       EXHIBIT A


                              CERTIFICATE OF MERGER

                                     MERGING

                    COMMAND INTERNATIONAL GROUP, INCORPORATED
                            (a Delaware Corporation)

                                      into

                         KEY COMMAND INTERNATIONAL CORP.
                            (a Delaware Corporation)


         Key Command International Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: The Corporation was formed on the 6th day of October, 1998, pursuant to the Delaware General Corporation Law.

         SECOND: The Corporation owns 100% of the issued and outstanding shares of common stock of Command International Group, Inc. ("CIGI"), a Delaware corporation and a wholly owned subsidiary of the Corporation.

         THIRD: The Corporation, by following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members on May 18, 2005, filed with the minutes of the Board, determined to merge CIGI with and into itself:

            RESOLVED, that the proper officers of the Corporation be, and each of them hereby is authorized and directed, in the name and on behalf of the Corporation, to cause CIGI to merge with and into the Corporation, with the Corporation continuing as the surviving corporation and assuming all of CIGI's obligations (the "Merger"); and be it further

            RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to cause to be consummated the Merger and cause to be prepared, executed and filed with the Delaware Secretary of State, a Certificate of Merger complying with the requirements of the Delaware General Corporation Law; and be it further

            RESOLVED, that the Merger shall be effective upon the date of filing the Certificate of Merger with the Delaware Secretary of State; and be it further.

            RESOLVED, that all actions heretofore taken by the Board of Directors or any appropriate officer or officers of the Corporation in furtherance of the above actions, be and the same hereby are, ratified, confirmed and approved in all respects; and be it further

            RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation or otherwise, to take and all actions, perform all such other acts and things, execute, file, deliver and/or record all such certificates, instruments, agreements or other documents, and make and receive all such payments as such officer may, in such officer's sole discretion, deem necessary or advisable in order to carry out the full intent and purposes of the preceding resolutions.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated by the Board of Directors of the Corporation at any time prior to the time the Certified of Merger as filed with the Delaware Secretary of State becomes effective.

         IN WITNESS WHEREOF, said the Corporation has caused this certificate to be signed by the undersigned authorized officer this ____ day of July 2005.



                                           /s/ Robert Fallah
                                           -------------------------------------
                                           Robert Fallah,
                                           President and Chief Executive Officer

                                                                       EXHIBIT B


                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882


To the Board of Directors
Command Internet Corp.
New York, NY

We have compiled the accompanying balance sheet of Command Internet Corp. (a corporation) as of March 31, 2005 and the related statements of operations for the year ended December 31, 2004 and the three months ended March 31, 2005, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit the statement of deficit and cash flow and substantially all of the disclosures required by generally accepted accounting principles. If the omitted statements and disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position and results of operations. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Bagell, Josephs & Company, L.L.C.
Bagell, Josephs & Company, L.L.C.
Certified Public Accountants

Gibbsboro, New Jersey
June 10, 2005


      MEMBER OF:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                  SEC PRACTICE SECTION OF THE AICPA (SECPSI)
                  NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

                             COMMAND INTERNET CORP.
                                 BALANCE SHEET
                                 MARCH 31, 2005
                                  (UNAUDITED)


                                       ASSETS
  Cash                                                              $        --
                                                                    -----------
TOTAL ASSETS                                                        $        --
                                                                    ===========



                       LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current Liabilities:
  Taxes payable                                                     $   193,626
  Accounts payable and accrued expenses                                 473,507
                                                                    -----------

      Total Current Liabilities                                         667,133
                                                                    -----------

Officers loans payable                                                  486,840
                                                                    -----------

      TOTAL LIABILITIES                                               1,153,973
                                                                    -----------

STOCKHOLDERS' (DEFICIT)
  Common stock                                                            8,500
  (Deficit)                                                          (1,162,473)
                                                                    -----------

      TOTAL STOCKHOLDERS'  (DEFICIT)                                 (1,153,973)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS'  (DEFICIT)                      $        --
                                                                    ===========


                      See accountants' compilation report

                             COMMAND INTERNET CORP.
                            STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31, 2004 AND THE THREE MONTHS ENDED MARCH 31, 2005
                                  (UNAUDITED)



                                                         1/1/04 -      1/1/05-
                                                         12/31/04      3/31/05
                                                        ----------------------

OPERATING REVENUES
  Sales                                                 $  15,589     $     --
                                                        ----------------------

OPERATING EXPENSES
   Salaries, commissions and payroll related expenses          --           --
   Production expense                                          --           --
   Bad debt                                                    --           --
   Rent                                                        --           --
   Travel and automobile expenses                              --           --
   Telephone                                                   --           --
   Advertising and promotion                                   --           --
   Office and administrative                              103,715           --
   Insurance                                                   --           --
   Professional fees                                           --           --
                                                        ----------------------
       TOTAL OPERATING EXPENSES                           103,715           --
                                                        ----------------------

NET (LOSS)                                              $ (88,126)          --
                                                        ======================


                      See accountants' compilation report